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                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated December 19, 1997 on PaineWebber Global Equity Fund in this Registration Statement (Form N-1A No. 33-39659) of PaineWebber Investment Trust.




                                        ERNST & YOUNG LLP


New York, New York
February 23, 1998